UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 2, 2011, the Compensation Committee of the Board of Directors of Avon Products, Inc. (the “Company”) adopted a form of Performance Restricted Stock Unit Award Agreement (“PRSU Agreement”) and a revised form of Retention Restricted Stock Unit Award Agreement (“RSU Agreement”) under the Avon Products, Inc. 2010 Stock Incentive Plan, pursuant to which the Company grants various awards to its named executive officers and other key employees, from time to time. Awards are settled in shares of Company stock although the Company retains the right to settle awards in cash equal to the fair market value of shares that otherwise would be paid.

Generally, any Performance Restricted Stock Unit awards (“PRSUs”) granted under the PRSU Agreement vest 100% only upon the satisfaction of certain performance measures. Upon a grantee’s voluntary departure or departure for cause from the Company, any outstanding PRSUs are automatically forfeited. In addition, upon a grantee’s involuntary termination or retirement prior to January 1 of the year following the grant, any outstanding PRSUs are automatically forfeited. Upon a grantee’s involuntary termination or retirement on or after January 1 of the year following the grant or upon a grantee’s death or permanent disability, provided that the performance measures have been satisfied, any outstanding PRSUs would vest on a prorated basis and be settled on the third anniversary of the grant date. The grantee is not entitled to dividend equivalent rights.

Restricted Stock Unit awards (“RSUs”) are awarded from time to time to encourage retention. RSUs granted under the RSU Agreement are subject to vesting provisions. Generally, RSUs vest 100% on the third anniversary of the date of grant. Upon a grantee’s voluntary departure or departure for cause from the Company, any outstanding RSUs are automatically forfeited. Upon a grantee’s permanent disability, 100% of any outstanding RSUs would vest and be settled on the original vesting date specified in the terms of the grant. Upon a grantee’s death, 100% of any outstanding RSUs would vest and the grantee’s estate would receive such settlement as soon as practicable after death. Upon a grantee’s involuntary departure from the Company without cause, any outstanding RSUs would vest on a prorated basis to the last day worked and be settled as soon as practicable after the time of departure. Upon a grantee’s retirement from the Company, any outstanding RSUs under the RSU Agreement are automatically forfeited. The grantee has dividend equivalent rights to receive dividends on the number of shares subject to the RSUs when and as dividends are paid.

The above summary is qualified by reference to the text of the PRSU Agreement and the RSU Agreement that are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

(Page 2 of 4 Pages)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Performance Restricted Stock Unit Award Agreement

Exhibit 10.2	Form of Retention Restricted Stock Unit Award Agreement

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: March 8, 2011

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Performance Restricted Stock Unit Award Agreement

Exhibit 10.2	Form of Retention Restricted Stock Unit Award Agreement